Exhibit 99.1
For Immediate Release
Mediacom Communications Reports Results
for Fourth Quarter and Full Year 2005

Middletown, NY — February 23, 2006 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three months and year ended December 31, 2005. The Company will hold a teleconference to discuss its fourth quarter and full year 2005 results today at 10:30 a.m. Eastern Time. A live broadcast of the Company’s teleconference can be accessed through the Company web site at www.mediacomcc.com.
Fourth Quarter 2005 Financial Highlights
•	Revenues of $280.3 million, an increase of 5.7% over Q4 2004

•	Operating income before depreciation and amortization (“OIBDA”) of $100.7 million, a decrease of 1.7% compared to Q4 2004

•	Adjusted OIBDA of $101.1 million, a decrease of 1.3% compared to Q4 2004. Adjusted OIBDA excludes non-cash compensation charges

•	Net loss of $212.7 million, reflecting a $197.3 million non-cash tax charge, versus net income of $2.0 million in Q4 2004

•	Capital expenditures of $49.0 million

•	Total revenue generating units (“RGUs”) of 2,417,000, a gain of 56,000 during the quarter versus 28,000 RGU additions in the fourth quarter of 2004, consisting of:
–	Basic subscriber losses of 6,000

–	Digital customer gains of 17,000

–	Data customer gains of 25,000

–	Phone customer gains of 20,000
Full Year 2005 Financial Highlights
•	Revenues of $1,098.8 million, an increase of 3.9% over full year 2004

•	OIBDA of $405.3 million, a decrease of 2.0% compared to full year 2004

•	Adjusted OIBDA of $406.6 million, a decrease of 1.7% compared to full year 2004

•	Net loss of $222.2 million, reflecting the $197.3 million non-cash tax charge mentioned above, versus net income of $13.6 million for 2004

•	Capital expenditures of $228.2 million

•	Total RGUs of 2,417,000, a gain of 196,000 during the year versus 15,000 RGU additions in 2004, consisting of:
–	Basic subscriber losses of 35,000

–	Digital customer gains of 98,000

–	Data customer gains of 111,000

–	Phone customer gains of 22,000
“In 2005, Mediacom delivered record RGU growth,” said Rocco B. Commisso, Mediacom’s Chairman and CEO. “Our customers clearly responded to new product packinging and bundling initiatives, as evidenced by all-time high digital and data net additions. These strategies also contributed to a significant reduction in year-over-year basic subscriber losses. However, the effects of extended promotional discount periods, combined with incremental costs needed to ready our network for phone service and the cumulative impact of three major hurricanes disrupting Gulf Coast operations in 2004 and 2005, all weighed on revenue and cash flow results.”
“Our experience so far with the phone service launches has been encouraging, as we gained 20,000 phone customers this quarter. We finished the year marketing the triple-play bundle of video, data and voice to over half of the total homes in our markets. We anticipate that the phone business will be a meaningful contributor to revenue growth in 2006, helping lay the groundwork for improved financial performance this year,” Mr. Commisso concluded.
Three Months Ended December 31, 2005 Compared to Three Months Ended December 31, 2004
For the fourth quarter of 2005, revenues were $280.3 million, an increase of 5.7% over $265.2 million in the comparable 2004 period.
•	Video revenues increased 2.4%, as a result of rate increases applied on the Company’s subscribers and greater digital penetration and fees from advanced video products and services, offset by a decrease in basic subscribers and the impact of extended promotional discount offers. For the fourth quarter, basic subscriber losses amounted to 6,000, as compared to a loss of 3,000 in the prior year quarter. Digital customers rose by 17,000 during the fourth quarter of 2005, as compared to a gain of 14,000 in the same period last year. Average monthly video revenue per basic subscriber increased 4.8% from the fourth quarter of 2004 to $49.67.

•	Data revenues rose 24.4%, primarily due to a 30.2% year-over-year increase in data customers. Data customers grew by 25,000 during the fourth quarter of 2005, as compared to a gain of 17,000 in the same period last year. Average monthly data revenue per data customer decreased 4.2% from the fourth quarter of 2004 to $37.33, largely due to extended promotional offers in 2005.

•	Advertising revenues decreased 6.8%, largely as a result of an anticipated decline in political advertising from the 2004 election year.

Service costs grew 8.5%, primarily due to: (i) increased programming costs as a result of lower launch support received from programming suppliers and higher unit costs, partially offset by a lower base of basic subscribers; (ii) greater use of outside contractors for customer activity typically performed by service employees and, to a lesser extent, increases in routine plant repairs and maintenance; (iii) higher field operating costs driven by rising vehicle fuel costs; and (iv) greater employee costs caused by increased headcount and overtime of technicians to prepare the Company’s network for phone service and for customer installation activity, offset in part by higher levels of labor and overhead capitalization.
Selling, general and administrative expenses rose 11.8%, primarily due to increasing employee costs, including higher staffing, commissions and benefit costs of customer service and direct sales personnel, caused by greater levels of customer activity.
Corporate expenses rose 36.9%, principally due to increases in employee compensation, including non-cash compensation charges totaling $0.4 million for the fourth quarter of 2005, and higher legal and accounting fees. As a percentage of revenues, corporate expenses were 2.1% as compared to 1.6% in the prior year quarter.
Depreciation and amortization increased 8.6%, principally as a result of asset retirements and disposals related to Hurricanes Dennis and Katrina.
Interest expense, net, increased 10.1%, principally due to higher market interest rates on variable rate debt and, to a lesser extent, greater levels of indebtedness.
As a result of the quarterly mark-to-market valuation of the Company’s interest rate exchange agreements, the Company recorded a net gain on derivatives amounting to $1.0 million for the three months ended December 31, 2005, as compared to the net gain of $6.6 million for the three months ended December 31, 2004.
Provision for income taxes was approximately $197.4 million for the three months ended December 31, 2005, compared to a benefit from income taxes of $0.4 million for the three months ended December 31, 2004. During the fourth quarter of 2005, the Company took a non-cash charge of $197.3 million, reflecting its decision to raise the valuation allowance against its deferred tax assets, which principally consist of the Company’s pre-tax net operating loss carryforwards for federal and state purposes. These carryforwards totaled approximately $1.7 billion as of December 31, 2005.
The Company generated a net loss for the three months ended December 31, 2005 of $212.7 million, as compared to net income of $2.0 million for the three months ended December 31, 2004.
Liquidity and Capital Resources
The Company has included the Condensed Statements of Cash Flows for the twelve months ended December 31, 2005 and 2004 in Attachment 4 to provide more detail regarding its liquidity and capital resources.

Significant sources of cash for the twelve months ended December 31, 2005 were:
•	Generation of net cash flows from operating activities of approximately $179.1 million;

•	Net borrowings of $50.0 million under the Company’s revolving credit facilities; and

•	Proceeds from the sale of assets and investments of $4.6 million.
Significant uses of cash for the twelve months ended December 31, 2005 were:
•	Capital expenditures of approximately $228.2 million;

•	Repurchases of approximately 2.7 million shares of common stock for $14.5 million; and

•	Financing costs of $11.8 million primarily related to: (i) the issuance in August 2005 of $200.0 million of 8 1/2% Notes due 2015; and (ii) the amendment of the revolving credit portion of one of the Company’s credit facilities.
Capital Raising Activities
In April 2005, the Company redeemed $200.0 million of 8 1/2% Senior Notes due 2008 with available funds from its senior secured credit facilities.
In August 2005, the Company issued $200.0 million of 8 1/2% Senior Notes due 2015; proceeds were used to reduce outstanding balances under the revolving credit portion of its senior secured credit facilities.
In October 2005, the Company amended the revolving credit portion of one of its senior secured credit facilities to: (i) increase the revolving credit commitment from approximately $543.0 million to approximately $650.5 million, of which approximately $430.3 million is not subject to scheduled reductions prior to the termination date; and (ii) extend the termination date of the commitments not subject to reductions from March 31, 2010 to December 31, 2012.
Financial Position
At December 31, 2005, the Company had total debt outstanding of $3,059.7 million, an increase of $50.1 million since December 31, 2004. As of the same date, the Company had unused credit facilities of $871.2 million, all of which could be borrowed and used for general corporate purposes based on the terms and conditions of the Company’s debt arrangements. As of the date of this press release, 70.9% of the Company’s total debt is at fixed interest rates or subject to interest rate protection, and the Company’s weighted average cost of debt capital, including interest rate swap agreements, is 7.3%.
2006 Guidance
The Company today announced its financial guidance for 2006, as follows:
•	Revenue growth of between 8% and 9%

•	Adjusted OIBDA growth of between 7% and 8%

•	Capital expenditures of approximately $200 million

Stock Repurchase Program and Activity
In May 2000, the Company’s Board of Directors authorized a $50.0 million stock repurchase program. In the fourth quarter of 2005, the Company repurchased 1.6 million shares for approximately $8.2 million. Subsequent to year-end 2005, the Company repurchased an additional 2.1 million shares for approximately $12.1 million. As of February 20, 2006, the Company had approximately $11.2 million of availability remaining under the program. On February 21, 2006, the Board authorized an additional $50.0 million stock repurchase program, bringing the total authorization for stock repurchases to $61.2 million.
Use of Non-GAAP Financial Measures
“OIBDA,” “Adjusted OIBDA” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines free cash flow as OIBDA less interest expense, net, cash taxes and capital expenditures.
OIBDA and Adjusted OIBDA are two of the primary measures used by management to evaluate the Company’s performance and to forecast future results. The Company believes these measures are useful for investors because they enable investors to assess the Company’s performance in a manner similar to the methods used by management, and provide measures that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies, as well as different non-cash compensation programs. A limitation of OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s non-cash compensation charges.
Free cash flow is used by management to evaluate the Company’s ability to service its debt and to fund continued growth with internally generated funds. The Company believes free cash flow is useful for investors because it enables them to assess the Company’s ability to service its debt and to fund continued growth with internally generated funds in a manner similar to the method used by management, and provide measures that can be used to analyze, value and compare companies in the cable television industry. The Company’s definition of free cash flow eliminates the impact of quarterly working capital fluctuations, most notably from the timing of semi-annual cash interest payments on the Company’s senior notes.
OIBDA, Adjusted OIBDA and free cash flow should not be regarded as alternatives to either operating income, net income or net loss as indicators of operating performance or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to free cash flow. Reconciliations of historical presentations of OIBDA, Adjusted OIBDA and free cash flow to their most directly comparable GAAP financial measures are provided in Attachment 6. The Company is unable to reconcile these non-GAAP measures to their most directly comparable non-GAAP measures on a forward-looking basis primarily because it is impractical to project the timing of certain items, such as the initiation of depreciation relative to network construction project, or changes in working capital.

Company Description
Mediacom Communications is the nation’s 8th largest cable television company and the leading cable operator focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television, high-speed Internet access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.
Forward Looking Statements
Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition in the Company’s video, high-speed Internet access and phone businesses; the Company’s ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; increasing programming costs; changes in laws and regulations; the Company’s ability to generate sufficient cash flow to meet its debt service obligations and to access capital to maintain financial flexibility; and the other risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2004 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Tables:
(1) Actual Results — Three-Month Periods
(2) Actual Results — Twelve-Month Periods
(3) Condensed Consolidated Balance Sheet
(4) Condensed Statements of Cash Flows
(5) Capital Expenditure Data
(6) Reconciliation Data — Historical
(7) Calculation — Free Cash Flow
(8) Summary Operating Statistics

Contact:
Investor Relations
Matt Derdeyn
Group Vice President,
Corporate Finance and Treasurer
(845) 695-2612
Media Relations
Marvin Rappaport
Vice President,
Governmental Relations
845) 695-2704

(1) Actual Results — Three-Month Periods
MEDIACOM COMMUNICATIONS CORPORATION
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,		Percent
	2005	2004	Change
Video	$212,471	$207,542	2.4%
Data	52,136	41,899	24.4
Advertising	14,648	15,722	(6.8)
Telephone	1,032	—	NM

Total revenues	280,287	265,163	5.7

Service costs	112,857	103,983	8.5
SG&A expenses	60,751	54,363	11.8
Corporate expenses	5,932	4,334	36.9
Depreciation and amortization	58,037	53,436	8.6

Operating income	42,710	49,047	(12.9)

Interest expense, net	(54,480)	(49,464)	10.1
Gain on derivatives, net	1,042	6,627	NM
Other expense, net	(4,553)	(4,655)	(2.2)

(Loss) income before provision for income taxes	(15,281)	1,555	NM
(Provision for) benefit from income taxes	(197,386)	414	NM

Net (loss) income	$(212,667)	$1,969	NM

Basic and diluted weighted average shares outstanding	116,580	118,088
Basic and diluted loss per share	$(1.82)	$0.02

OIBDA (a)	$100,747	$102,483	(1.7%)
OIBDA margin (b)	35.9%	38.6%
Operating income margin (c)	15.2%	18.5%
Free cash flow (d)	$(2,801)	$(2,270)
Free cash flow per share (e)	$(0.02)	$(0.02)

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation, and percentage changes that are not meaningful are marked NM.

(a)	See Attachment (6) Reconciliation Data — Historical for a reconciliation of OIBDA to operating income.
(b)	Represents OIBDA as a percentage of revenues.
(c)	Represents operating income as a percentage of revenues.
(d)	Represents OIBDA less cash taxes, capital expenditures and interest expense, net. See Attachment (6) Reconciliation Data — Historical for a reconciliation of free cash flow to net cash flows provided by operating activities.
(e)	Represents free cash flow divided by basic weighted average common shares outstanding.

(2) Actual Results — Twelve-Month Periods
MEDIACOM COMMUNICATIONS CORPORATION
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	December 31,		Percent
	2005	2004	Change
Video	$849,760	$848,864	0.1%
Data	194,835	156,284	24.7
Advertising	53,118	52,078	2.0
Telephone	1,109	—	NM

Total revenues	1,098,822	1,057,226	3.9

Service costs	438,768	407,875	7.6
SG&A expenses	232,514	216,394	7.4
Corporate expenses	22,287	19,276	15.6
Depreciation and amortization	220,567	217,262	1.5

Operating income	184,686	196,419	(6.0)

Interest expense, net	(208,264)	(192,740)	8.1
Loss on early extinguishment of debt	(4,742)	—	NM
Gain on derivatives, net	12,555	16,125	NM
Gain on sale of assets and investments, net	2,628	5,885	NM
Other expense, net	(11,829)	(12,061)	(1.9)

(Loss) income before provision for income taxes	(24,966)	13,628	NM
Provision for income taxes	(197,262)	(76)	NM

Net (loss) income	$(222,228)	$13,552	NM

Basic weighted average shares outstanding	117,194	118,534
Diluted weighted average shares outstanding	117,194	118,543
Basic and diluted (loss) earnings per share	$(1.90)	$0.11

OIBDA (a)	$405,253	$413,681	(2.0%)
OIBDA margin (b)	36.9%	39.1%
Operating income margin (c)	16.8%	18.6%
Free cash flow (d)	$(31,543)	$39,260
Free cash flow per share (e)	$(0.27)	$0.33

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation, and percentage changes that are not meaningful are marked NM.

(a)	See Attachment (6) Reconciliation Data — Historical for a reconciliation of OIBDA to operating income.
(b)	Represents OIBDA as a percentage of revenues.
(c)	Represents operating income as a percentage of revenues.
(d)	Represents OIBDA less cash taxes, capital expenditures and interest expense, net. See Attachment (6) Reconciliation Data — Historical for a reconciliation of free cash flow to net cash flows provided by operating activities.
(e)	Represents free cash flow divided by basic weighted average common shares outstanding.

(3) Condensed Consolidated Balance Sheet
MEDIACOM COMMUNICATIONS CORPORATION
Condensed Consolidated Balance Sheet
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2005	2004
ASSETS
Cash and cash equivalents	$17,281	$23,875
Investments	—	1,987
Subscriber accounts receivable, net	63,845	58,253
Deferred tax assets	2,782	7,024
Prepaid expenses and other assets	23,046	12,757

Total current assets	$106,954	$103,896

Property, plant and equipment, net	1,453,588	1,443,090
Intangible assets, net	2,039,176	2,042,110
Other assets, net	49,780	46,559

Total assets	$3,649,498	$3,635,655

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$270,137	$261,223
Deferred revenue	41,073	38,707
Current portion of long-term debt	222,770	42,700

Total current liabilities	$533,980	$342,630

Long-term debt, less current portion	2,836,881	2,966,932
Deferred tax liabilities	200,090	7,024
Other non-current liabilities	19,440	25,557
Total stockholders’ equity	59,107	293,512

Total liabilities and stockholders’ equity	$3,649,498	$3,635,655

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(4) Condensed Statements of Cash Flows
MEDIACOM COMMUNICATIONS CORPORATION
Condensed Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2005	2004

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net cash flows provided by operating activities	$179,095	$224,611

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	(228,216)	(181,362)
Acquisition of cable television systems	—	(3,372)
Proceeds from sale of assets and investments	4,616	10,556
Other investment activities	—	(3,246)

Net cash flows used in investing activities	$(223,600)	$(177,424)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
New borrowings	849,750	247,872
Repayment of debt	(799,731)	(289,732)
Redemption of senior notes	(202,834)	—
Issuance of senior notes	200,000	—
Repurchase of common stock	(14,490)	(6,183)
Other financing activities — book overdrafts	16,107	6,034
Proceeds from issuance of common stock in employee stock purchase plan	954	1,029
Financing costs	(11,845)	(8,147)

Net cash flows provided by (used in) financing activities	$37,911	$(49,127)

Net decrease in cash and cash equivalents	$(6,594)	$(1,940)
CASH AND CASH EQUIVALENTS, beginning of period	$23,875	$25,815

CASH AND CASH EQUIVALENTS, end of period	$17,281	$23,875

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$205,411	$186,835

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(5) Capital Expenditure Data
MEDIACOM COMMUNICATIONS CORPORATION
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2005	2004
Customer premise equipment	$27,823	$19,589
Scalable infrastructure	4,352	6,340
Line extensions	4,248	6,333
Upgrade/Rebuild	9,920	15,535
Support capital	2,643	7,518

Total	$48,986	$55,315

	Twelve Months Ended
	December 31,
	2005	2004
Customer premise equipment	$124,440	$75,837
Scalable infrastructure	26,101	24,410
Line extensions	18,952	26,395
Upgrade/Rebuild	41,756	31,254
Support capital	16,967	23,466

Total	$228,216	$181,362

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(6) Reconciliation Data — Historical
MEDIACOM COMMUNICATIONS CORPORATION
Reconciliation of OIBDA and Adjusted OIBDA to Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2005	2004
Adjusted OIBDA	$101,143	$102,483
Non-cash compensation charges	(396)	—

OIBDA	$100,747	$102,483
Depreciation and amortization	(58,037)	(53,436)

Operating income	$42,710	$49,047

	Twelve Months Ended
	December 31,
	2005	2004
Adjusted OIBDA	$406,586	$413,681
Non-cash compensation charges	(1,333)	—

OIBDA	$405,253	$413,681
Depreciation and amortization	(220,567)	(217,262)

Operating income	$184,686	$196,419

Reconciliation of Free Cash Flow to Net Cash Flows
Provided by Operating Activities
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2005	2004
Free cash flow	$(2,801)	$(2,270)
Capital expenditures	48,986	55,315
Other expenses	(347)	418
Change in assets and liabilities, net	12,106	(1,010)

Net cash flows provided by operating activities	$57,944	$52,453

	Twelve Months Ended
	December 31,
	2005	2004
Free cash flow	$(31,543)	$39,260
Capital expenditures	228,216	181,362
Other expenses	(1,523)	(2,313)
Change in assets and liabilities, net	(16,055)	6,302

Net cash flows provided by operating activities	$179,095	$224,611

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(7) Calculation — Free Cash Flow
MEDIACOM COMMUNICATIONS CORPORATION
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2005	2004
OIBDA	$100,747	$102,483
Cash taxes	(82)	26
Capital expenditures	(48,986)	(55,315)
Interest expense, net	(54,480)	(49,464)

Free cash flow	$(2,801)	$(2,270)

	Twelve Months Ended
	December 31,
	2005	2004
OIBDA	$405,253	$413,681
Cash taxes	(316)	(319)
Capital expenditures	(228,216)	(181,362)
Interest expense, net	(208,264)	(192,740)

Free cash flow	$(31,543)	$39,260

(8) Summary Operating Statistics
MEDIACOM COMMUNICATIONS CORPORATION
(Unaudited)

	Actual	Actual	Actual
	December 31,	September 30,	December 31,
	2005	2005	2004
Estimated homes passed	2,807,000	2,802,000	2,785,000

Total revenue generating units (RGUs)(a)	2,417,000	2,361,000	2,221,000
Quarterly net RGU additions	56,000	34,000	28,000
RGU penetration(b)	86.1%	84.3%	79.7%
Average monthly revenue per RGU(c)	$39.11	$39.10	$40.05

Customer relationships(d)	1,475,000	1,477,000	1,495,000

Video
Basic subscribers	1,423,000	1,429,000	1,458,000
Quarterly net basic subscriber losses	(6,000)	(17,000)	(3,000)
Basic penetration(e)	50.7%	51.0%	52.4%
Digital customers	494,000	477,000	396,000
Quarterly net digital customer additions	17,000	22,000	14,000
Digital penetration(f)	34.7%	33.4%	27.2%
Average monthly video revenue per basic subscriber(g)	$49.67	$49.06	$47.40

Data
Data customers	478,000	453,000	367,000
Quarterly net data customer additions	25,000	27,000	17,000
Data penetration(h)	17.0%	16.2%	13.2%
Average monthly data revenue per data customer(i)	$37.33	$37.73	$38.96

Phone
Estimated marketable phone homes(j)	1,450,000	455,000	—
Phone customers	22,000	2,000	—

Average total monthly revenue per basic subscriber(k)	$65.52	$63.76	$60.56

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents the total of basic subscribers, digital customers, data customers and phone customers at the end of each period.
(b)	Represents RGUs as a percentage of estimated homes passed.
(c)	Represents average monthly revenues for the last three months of the period divided by average RGUs for such period.
(d)	The total number of customers that receive at least one level of service, encompassing video, data and phone, without regard to which service(s) customers purchase.
(e)	Represents basic subscribers as a percentage of estimated homes passed.
(f)	Represents digital customers as a percentage of basic subscribers.
(g)	Represents average monthly video revenues for the last three months of the period divided by average basic subscribers for such period.
(h)	Represents data customers as a percentage of estimated homes passed.
(i)	Represents average monthly data revenue for the last three months of the period divided by average data customers for such period.
(j)	Represents the estimated number of homes to which the Company is currently marketing phone service.
(k)	Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.